                    SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities
             Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[x ]  Preliminary Proxy Statement
[  ]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant to Rule 14a-11(c) or
      Rule 41a-12

                  FRANKFORT FIRST BANCORP, INC.
----------------------------------------------------------------
        (Name of Registrant as Specified in its Charter)

                  FRANKFORT FIRST BANCORP, INC.
----------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if Other Than the
Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act
     Rules 14a-6(i)(1) and 0-11.

     1.     Title of each class of securities to which
transaction applies:
_________________________________________________________________

     2.     Aggregate number of securities to which transaction
applies:
_________________________________________________________________

     3.     Per unit price or other underlying value of
transaction computed pursuant to Exchange Act Rule 0-11:
_________________________________________________________________

     4.     Proposed maximum aggregate value of transaction:
_________________________________________________________________

      5.    Total fee paid:
_________________________________________________________________

[  ]  Fee paid previously with preliminary proxy materials:
_________________________________________________________________

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.     Amount Previously Paid:
            ____________________________________________

     2.     Form, Schedule or Registration Statement No.:
            ____________________________________________

     3.     Filing Party:
            ____________________________________________

     4.     Date Filed:
            ____________________________________________

                         October 10, 1997






Dear Fellow Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Frankfort First Bancorp, Inc. to be held at the main office of First Federal Savings Bank of Frankfort, 216 West Main Street, Frankfort, Kentucky on Tuesday, November 11, 1997 at 4:30 p.m., local time. Your Board of Directors and Management look forward to personally greeting those stockholders able to attend.

     The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company. Directors and officers of the Company as well as representatives of Grant Thornton LLP, the Company's independent auditors, will be present to respond to any questions the stockholders may have.

     WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING. Your vote is important, regardless of the number of shares you own. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting. On behalf of your Board of Directors, thank you for your interest and support.

                              Sincerely,




                              William C. Jennings
                              President

_________________________________________________________________
                  FRANKFORT FIRST BANCORP, INC.
                        216 W. MAIN STREET
                    FRANKFORT, KENTUCKY 40602
                          (502) 223-1638
_________________________________________________________________
             NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                 To Be Held on November 11, 1997
_________________________________________________________________

     NOTICE IS HEREBY GIVEN that the Annual Meeting of
Stockholders (the "Meeting") of Frankfort First Bancorp, Inc.
(the "Company"), will be held at the main office of First Federal
Savings Bank of Frankfort, 216 West Main Street, Frankfort,
Kentucky at 4:30 p.m. on Tuesday, November 11, 1997.

     A Proxy Card and a Proxy Statement for the Meeting are enclosed.

     The Meeting is for the purpose of considering and acting upon:

          1.   Election of three directors of the Company;

          2. Approval of a one-for-two reverse stock split, including approval of an amendment to the Company's Certificate of Incorporation reflecting the reverse stock split; and

          3. Transaction of such other matters as may properly come before the Meeting or any adjournments thereof.

     The Board of Directors is not aware of any other business to come before the Meeting.

     Any action may be taken on any one of the foregoing proposals at the Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Meeting may be adjourned. Stockholders of record at the close of business on September 30, 1997, are the stockholders entitled to notice of and to vote at the Meeting and any adjournments thereof.

     You are requested to fill in and sign the enclosed form of proxy which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Meeting in person.

                         BY ORDER OF THE BOARD OF DIRECTORS



                         DANNY A. GARLAND
                         SECRETARY
Frankfort, Kentucky
October 10, 1997
_________________________________________________________________
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE YOUR COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. PLEASE ACT PROMPTLY.
_________________________________________________________________

_________________________________________________________________
                         PROXY STATEMENT
                                OF
                  FRANKFORT FIRST BANCORP, INC.
                        216 W. MAIN STREET
                    FRANKFORT, KENTUCKY  40602

                  ANNUAL MEETING OF STOCKHOLDERS
                        November 11, 1997
_________________________________________________________________

_________________________________________________________________
                             GENERAL
_________________________________________________________________

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Frankfort First Bancorp, Inc. (the "Company") to be used at the Annual Meeting of Stockholders of the Company (the "Meeting") which will be held at the main office of First Federal Savings Bank of Frankfort, 216 West Main Street, Frankfort, Kentucky on Tuesday, November 11, 1997, at 4:30 p.m., local time. The accompanying notice of meeting and this Proxy Statement are being first mailed to stockholders on or about October 10, 1997.

_________________________________________________________________
                VOTING AND REVOCABILITY OF PROXIES
_________________________________________________________________

     Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies may be revoked by written notice to the Secretary of the Company, at the address shown above, by filing of a later dated proxy prior to a vote being taken on a particular proposal at the Meeting or by attending the Meeting and voting in person. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. WHERE NO INSTRUCTIONS ARE INDICATED, PROXIES WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR SET FORTH BELOW AND IN FAVOR OF THE REVERSE STOCK SPLIT PROPOSAL. The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve or for good cause will not serve, and matters incident to the conduct of the Meeting.

_________________________________________________________________
                    BENEFIT PLAN RESTRUCTURING
_________________________________________________________________

     In June 1997, the Company's Board of Directors approved a restructuring plan designed to improve the Company's profitability by, among other things, reducing the compensation expense associated with certain of the Company's stock benefit plans. The restructuring plan involved a series of actions including termination of the Company's Employee Stock Ownership Plan ("ESOP") and Management Recognition Plan ("MRP"), a special cash distribution of $4.00 per share, and the one-for-two reverse stock split which is the subject of Proposal II of this Proxy Statement.

     To compensate plan participants for the loss of benefits under the ESOP and MRP, the Company paid plan participants an aggregate of approximately $915,000 in cash in June 1997. For
further information, see "PROPOSAL I   Compensation Committee
Report on Executive Compensation," "-- Executive Compensation" and "-- Director Compensation," below.

_________________________________________________________________
         VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
_________________________________________________________________

     The securities entitled to notice of and to vote at the Meeting consist of the Company's common stock, par value $.01 per share (the "Common Stock"). Stockholders of record as of the close of business on September 30, 1997 (the "Record Date"), are entitled to one vote for each share of Common Stock then held.
As of the Record Date, there were 3,279,952 shares of Common Stock issued and outstanding.

     Persons and groups owning in excess of 5% of the Common Stock are required to file certain reports regarding such ownership pursuant to the Securities Exchange Act of 1934 with the Company and the Securities and Exchange Commission ("SEC"). Based on such reports (and certain other written information received by the Company), management knows of no persons other than those set forth below who owned more than 5% of the outstanding shares of Common Stock as of the Record Date. The following table sets forth, as of the Record Date, certain information as to those persons who were the beneficial owners of more than 5% of the Common Stock, the shares beneficially owned by the Company's Chief Executive Officer and the shares of beneficially owned by all executive officers and directors of the Company as a group.

                                              Percent of Shares
Name and Address        Amount and Nature of   of Common Stock
of Beneficial Owner     Beneficial Ownership     Outstanding
-------------------     --------------------  -----------------
C.M. Gatton                     323,000              9.8%
State & 11th Streets
Bristol, Tennessee  37620

Frankfort First Bancorp, Inc.   274,095 (1)          8.4%
Employee Stock Ownership Plan
216 West Main Street
Frankfort, Kentucky 40602

John Hancock Advisors, Inc.     209,418              6.4%
John Hancock Place
P.O. Box 111
Boston, Massachusetts  02117

William C. Jennings             100,570 (2)          3.0%
President and Chief
  Executive Officer

All Executive Officers and      298,843 (2)          8.9%
 Directors as a Group (9 persons)
_________
(1) Includes 47,845 shares that have been allocated among
    participating employees.  For a discussion of the Company's termination of the ESOP, see "Benefit Plan Restructuring" and
    "Compensation Committee Report on Executive
    Compensation -- Benefit Plan Restructuring" herein.
(2) Includes 32,154 shares which Mr. Jennings and his spouse have the right to purchase pursuant to the exercise of stock
    options which are exercisable within 60 days of September 30,
    1997.
(3) Includes stock held in joint tenancy; stock owned as tenants in common; stock owned or held by a spouse or other member of the individual's household; stock allocated through
    certain employee benefit plans of the Company; and stock in which the individual otherwise has either sole or shared
    voting and/or investment power.  Includes 66,861 shares which all executive officers and directors as a group have the
    right to purchase pursuant to the exercise of stock options which are exercisable within 60 days of September 30, 1997.


_________________________________________________________________
               PROPOSAL I -- ELECTION OF DIRECTORS
_________________________________________________________________

    The Company's Board of Directors is composed of eight members. The Company's Certificate of Incorporation requires that directors be divided into three classes, as nearly equal in number as possible, each class to serve for a three year period, with approximately one-third of the directors elected each year. The Board of Directors has nominated
William M. Johnson, Frank McGrath and Herman D. Regan, Jr. each of whom are currently members of the Board, to serve as directors for a three-year period.

    If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the size of the Board may be reduced to eliminate the vacancy. At this time, the Board knows of no reason why any nominee might be unavailable to serve.

    Under the Company's Bylaws, directors shall be elected by a plurality of the votes of the shares present in person or by proxy at the Meeting. Votes which are not cast at the Meeting, either because of abstentions or broker non-votes, are not considered in determining the number of votes which have been cast for or against the election of a nominee.

    Unless otherwise specified on the proxy, it is intended that the persons named in the proxies solicited by the Board will vote for the election of the named nominees.

    The following table sets forth the names of the Board's nominees for election as directors of the Company and of those directors who will continue to serve as such after the Meeting. Also set forth is certain other information with respect to each person's age as of the Record Date, the year he first became a director of First Federal Savings Bank of Frankfort (the "Bank"), the expiration of his term as a director, and the number and percentage of shares of the Common Stock beneficially owned as of the Record Date. With the exception of Mr. Davenport, who was initially appointed as director in September 1996, all of the individuals were initially appointed as director of the Company in 1995 in connection with the Company's incorporation.

                                                                Shares of
                       Age as    Year First                 Common Stock
                       of the    Elected as     Current     Beneficially
                       Record    Director of     Term       Owned at the   Percent
     Name              Date      the Bank      to Expire    Record Date (1)of Class
---------------------------------------------------------------------------------------
                        BOARD NOMINEE FOR TERM TO EXPIRE IN 2000

William M. Johnson      61        1984          1997        14,830           *
Frank McGrath           71        1973          1997        14,830           *
Herman D. Regan, Jr.    68        1988          1997        44,830          1.4%

                           DIRECTORS CONTINUING IN OFFICE

Charles A. Cotton, III  60        1974          1998         7,830           *
Danny A. Garland        52        1981          1998        49,143          1.5%
David G. Eddins         40        1993          1999        25,070           *
William C. Jennings (2) 61        1973          1999       100,930          3.0%
C. Michael Davenport    38        1996          1999        41,380          1.3%
________
*   Less than 1%.
(1) Includes stock held in joint tenancy; stock owned as tenants in common; stock owned or held by a spouse or other member of the individual's household; stock allocated through certain employee benefit plans of the Company; and stock in which the individual otherwise has either sole or shared voting and/or investment power.
Includes 3,450, 3,450, 3,450, 3,450, 16,077, 3,450, 32,154 and 1,380 shares which may be purchased pursuant to options which are exercisable within 60 days of September 30,
1997 by Directors Johnson, McGrath, Regan, Cotton, Garland, Eddins, Jennings and
Davenport, respectively.
(2) Mr. Jennings is the husband of Joyce H. Jennings, Vice President and Treasurer of
the Company.

    The principal occupation of each director of the Company for the last five years is set forth below.

    WILLIAM M. JOHNSON is a self-employed attorney in Frankfort, Kentucky and currently serves as the attorney for the Bank. He serves on the Board of Directors of the YMCA of Frankfort, the Franklin County Development Corporation, and the Frankfort Cemetery. Mr. Johnson is a member of the Kentucky Chamber of Commerce, serves on the Board of Trustees of the Kentucky Bar Center Headquarters, and is Secretary of the Capital City Performing Arts Foundation.

    FRANK MCGRATH has served as President of Frankfort Lumber Company since 1989. Prior to this date, Mr. McGrath was manager. He is a member of the Kentucky Lumber and Building Material Association, the Frankfort/Franklin County Chamber of Commerce, the Kentucky Chamber of Commerce, and the Lawrenceburg First Christian Church.

    HERMAN D. REGAN, JR. had served as Chairman of the Board and President of Kenvirons, Inc., a civil and environmental engineering consulting firm, since 1975, until he retired in August 1994. He is a registered professional engineer, a member of the Kentucky Society of Professional Engineers, and the National Society of Professional Engineers. Mr. Regan is a charter member of the Institute for Water Resources, APWA, and a Director of the Baptist Health Care Systems. He is also a member of the Kentucky-Tennessee Water Environment Federation, the National Water Environment Federation, the American Public Works Association, the First Baptist Church of Frankfort, Kentucky and the University of Kentucky Alumni Association.

    CHARLES A. COTTON, III has served as the Commissioner of the Department of Housing, Building & Construction of the Commonwealth of Kentucky since 1981. He is the past president and a director of the National Conference of States on Building Codes and Standards. He is also a past member of the YMCA of Frankfort Board of Directors, a past Board member of Galileons Home, President of the St. Vincent de Paul Society of Frankfort, a Board member of the Coalition of Committed Christians Homeless Shelter and Soup Kitchen and involved with the Simon House as a Fundraiser.

    DANNY A. GARLAND has been an employee of First Federal since 1975 and has served as Vice President and Secretary of First Federal since 1981. Mr. Garland also serves on the Frankfort Chamber of Commerce and the Kentucky Book Fair. He is a member of the Frankfort Optimist Club, the Bluegrass Striders running club, the Frankfort Board of Realtors, and the Capital Community Economic and Industrial Development Authority. He is a former Frankfort City Commissioner. He has served on the FCA State Tournament Breakfast Committee, the Girls Sweet 16 Executive Committee, the Administrative Board of First United Methodist Church and the Board of Directors of the YMCA of Frankfort. He has also coached several youth basketball and baseball teams in Frankfort.

    DAVID G. EDDINS is a self-employed certified public accountant. He is currently a member of the Frankfort Area
Chamber of Commerce, the Kentucky Chamber of Commerce, and the National Conference of Practicing CPAs.

    WILLIAM C. JENNINGS has been an employee of First Federal since 1963. He has served as President and Chairman of the Board of First Federal since 1980. He is also currently Moderator and Deacon for the Pigeon Fork Baptist Church. His wife, Joyce H. Jennings, is Vice President and Treasurer of the Bank.

    C. MICHAEL DAVENPORT is an auctioneer, builder, developer, and real estate broker. He serves as President and CEO for C. Michael Davenport, Inc. He presently serves on the board of the Blue Ridge Assembly in North Carolina and the Kentucky Youth Association and is a member of the Frankfort Home Builders Association. He has served previously on the boards of P.U.S.H. and the Franklin County Humane Society, has served as the national director for the Home Builders, and was a past president of the Frankfort Area Chamber of Commerce.

________________________________________________________________
        MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
________________________________________________________________

    The Boards of Directors of the Company and the Bank hold regular semi-monthly meetings and hold special meetings as needed. During the fiscal year ended June 30, 1997, the Board of the Company met 15 times and the Board of the Bank met 23 times. No director attended fewer than 75% in the aggregate of the total number of Board meetings held while he was a member during the fiscal year ended June 30, 1997 and the total number of meetings held by committees on which he or she served during such fiscal year.

    The Board of Directors of the Company has standing Audit and Compensation Committees. (The Bank has standing Executive, Loan and Investment Committees.) The Audit Committee for fiscal 1997 consisted of Directors David Eddins (Chairman), Herman D. Regan, Jr. and William M. Johnson. The Audit Committee met twice during fiscal year 1997.

    For fiscal 1997, the Compensation Committee consisted of non-employee Directors Charles A. Cotton, III, William M.
Johnson and Frank McGrath. The Compensation Committee met twice during fiscal year 1997.

    The Company does not have a standing Nominating Committee. Under the Company's Bylaws, the Board of Directors or a committee appointed by the Board acts as a nominating committee for selecting management's nominees for election as directors. The full Board of Directors served as a nominating committee for the nominees chosen for election as directors at the Meeting. While the Board of Directors will consider nominees recommended by stockholders, it has not actively solicited recommendations from the Company's stockholders for nominees nor, subject to the procedural requirements set forth in the Company's Certificate of Incorporation and Bylaws, established any procedures for this purpose.

________________________________________________________________
      COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
________________________________________________________________

    OVERVIEW AND OBJECTIVES. Composed of all of the Company non-employee directors, the Compensation Committee (the "Committee") of the Board of Directors establishes the Company's and the Bank's executive compensation policies. The Committee is responsible for developing the Company's and the Bank's executive compensation policies generally, and for implementing those policies for the Company's and Bank's executive officers, including the Chief Executive Officer. The Committee's overall objectives in designing and administering the specific elements of the Company's and the Bank's executive compensation program include providing incentives for executive officers to promote the success of the Bank and the Company; attracting, retaining and motivating executive officers for the long-term success of the Bank and the Company; and aligning executive compensation with increases in stockholder value.

    BENEFIT PLAN RESTRUCTURING. In an effort to facilitate ownership of the Common Stock by the Company's management and other employees, the Company implemented the MRP, ESOP and the 1995 Stock Option and Incentive Plan (the "Option Plan") in connection with the Bank's conversion to stock form in 1995. Under the MRP, executive officers, directors and employees were awarded an aggregate of 138,000 shares of Common Stock following shareholder approval of the plan in January 1996. These awards were scheduled to vest over five years, subject to forfeiture in the event of employment termination prior to that time. Under the ESOP, an aggregate of 276,000 shares were awarded to the Bank's employees in connection with the Bank's stock conversion. The Board of Directors believed at the time that these plans were implemented that they were an important element of compensation since they provided executives and other employees with incentives linked to the performance of
the Common Stock.   Since that time, however, the
Company's profitability has suffered from the high level of expenses associated with the MRP and ESOP. On the basis of its belief that a reduction of these expenses would improve the Company's profitability and, therefore, the Company's long-term prospects for independence, the Board of Directors approved a restructuring plan in June 1997 which called for, among other things, the termination of the ESOP and the MRP and the cancellation of all unvested shares under the MRP. See "Benefit Plan Restructuring." Participants in these plans were compensated for the loss of benefits under the MRP and ESOP with cash bonuses aggregating approximately $915,000. Of this amount, approximately $165,000 was paid out to employees and the remainder (representing the bonuses payable to the Company's officers and directors) was credited to deferred compensation accounts for distribution to the individuals upon their retirement.

    COMPONENTS OF EXECUTIVE COMPENSATION. In furtherance of the objectives it has established, the Company's and Bank's executive compensation program consists of the following components.

    .    Base Salary.  The Board of Directors of the Bank
approved the terms of employment agreements with William C. Jennings, Chairman and President of the Company and the Bank, Danny A. Garland, Vice President and
Secretary of the Company and the Bank, and Joyce H. Jennings, Vice President and Treasurer of the Company and the Bank. These agreements set forth the base salary of such executive officers. In establishing base salaries, the Committee considers a number of factors, including the officer's experience, tenure, abilities and performance and reviews regional and national surveys of salaries paid to executive officers of other savings and loan holding companies and other financial institutions similar in size and other characteristics. The Committee's objective is to provide for base salaries that are competitive with the average salary paid by the Company's peers.

    . Bonuses. Historically, bonuses have been paid at the end of the calendar year and end of the fiscal year at the discretion of the Board. Bonus payments in the past have been less than fifteen (15%) percent of the annual compensation of the employee. Bonuses were paid in fiscal year 1997. The Committee's current intention, however, is to cease payment of such bonuses in future periods.

    .    Stock Option and Incentive Plan.  The Company maintains
the Option Plan as a means of providing directors and key employees the opportunity to acquire a proprietary interest in the Company and to align their interests with those of the Company's stockholders. By encouraging stock ownership, the Company seeks to attract, retain and motivate the best available personnel for positions of substantial responsibility and to provide additional incentive to directors and employees of the Company and the Bank to promote the success of the business of the Company.

    Under this plan, participants are eligible to receive stock options and stock appreciation rights ("SARs").
Awards under this plan are subject to vesting and forfeiture as determined by the Committee. Options and SARs are granted at the market value of the Common Stock on the date of the grant. Thus, such awards have value only if the Company's stock price increases. The Committee believes that this plan aligns stockholder and officer's interests and helps to retain and motivate executive officers to improve long-term stockholder value. On January 16, 1996, following receipt of stockholder approval of the Option Plan, the Committee awarded options to purchase a total of 344,655 shares, including 241,155 to executive officers at an exercise price of $13.00 per share, the fair market value of the Common Stock on the date of grant.
(The exercise price of these options was later adjusted to $9.48 under the terms of the Option Plan to reflect the impact of the Company's first $4.00 special dividend on the market price of the Common Stock.) Such options vest in 20% increments over a period of five years from the date of grant.

    Deferred Compensation Plan. The Bank maintains a deferred compensation plan for the benefit of the directors and the President and Vice Presidents of the Bank. Pursuant to the terms of this plan, eligible officers may elect to defer receipt of up to 100% of their future compensation. Deferred amounts are credited to a bookkeeping account in the individual's name. Such accounts are credited quarterly with the investment return which would have resulted if such amounts had been invested, based on the individual's choice, in either the Common Stock or the Bank's highest annual rate of interest on certificates of deposit, regardless of term. Among the purposes of this plan is to attract and retain directors and executive officers by permitting them to elect to have Common Stock measure the appreciation or depreciation of their deferred compensation and to provide them with a direct equity interest in the Company and thereby strengthen the connection between the interest of officers and directors and the interest of the Company's stockholders. See "Executive Compensation -- Selected Benefit Plans and Arrangements -- Deferred Compensation
Plan."

    Management Recognition Plan. As a result of the implementation of the benefit plan restructuring, the MRP was terminated effective June 24, 1997 and all unvested awards were canceled. Therefore, no further awards will be made under this plan. Executive officers received deferred compensation credited to their individual accounts under the Company's deferred compensation plan.

    Other Compensation Plans. The Company and the Bank have also adopted certain broad-based employee benefit plans in which executive officers have been permitted to participate, including the Bank's retirement fund. As part of the benefit plan restructuring, the Company also intends to terminate the ESOP as of December 31, 1997, subject to receipt of a favorable determination from the IRS that the ESOP is tax-qualified upon its termination. At such time, the vested value of ESOP participants' accounts, including those accounts of participating executive officers, will be paid in the form of cash, Common Stock or both.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    Mr. Jennings has been employed by the Bank for over 34 years, and has served as President and Chief Executive Officer for over 16 years. In establishing Mr. Jennings' compensation generally, the Committee takes into account regional and national surveys of salaries paid to chief executive officers of other savings and loan holding companies and other financial institutions similar in size and other characteristics.

    Mr. Jennings' base salary is established in accordance with the terms of the employment agreement entered into between the Bank and Mr. Jennings (see "Executive Compensation - Employment
Agreements") and is currently $80,000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Company's Compensation Committee consists entirely of non-employee directors.

                       THE COMPENSATION COMMITTEE

                       Charles A. Cotton, III
                       William M. Johnson
                       Frank McGrath


________________________________________________________________
                      EXECUTIVE COMPENSATION
________________________________________________________________

SUMMARY COMPENSATION TABLE

    The following table sets forth cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Company and the Bank. No other executive officer received salary and bonus in excess of $100,000 during the fiscal year ended June 30, 1997.

                                                                           Long-Term
                                                                      Compensation Awards
                                      Annual Compensation            -----------------------
Name and                          -------------------------------   Restricted   Securities
Principal                Fiscal                    Other Annual       Stock     Underlying      All Other
Position                  Year  Salary   Bonus    Compensation(2)   Award(s)(3)  Options     Compensation(4)
------------------------------------------------------------------------------------------------------------
William C. Jennings       1997  $80,000  $178,666(1)   $7,200         $     --          --       $31,886
  President and Chief     1996   80,000     6,666       7,200          322,920      80,385        26,004
  Executive Officer       1995   77,667     9,222       6,600               --          --         5,680

Danny A. Garland          1997   65,000   168,417(1)    7,200               --          --        25,907
  Vice-President and      1996   65,000     5,417       7,200          304,980      80,385        21,120
  Secretary               1995   63,517     7,630       6,600               --          --         4,640

Joyce H. Jennings         1997   55,000   167,583(1)       --               --          --        21,922
 Vice-President and       1996   55,000     4,583          --          304,980      80,385        17,880
 Treasurer                1995   53,353     6,326          --               --          --         3,900
_________
(1) Consists of regular annual bonuses of $6,666, $5,417 and $4,583 for Mr. Jennings, Mr. Garland and Ms.
Jennings, respectively, as well as contributions of $172,000, $163,000 and $163,000 to these individuals'
accounts, respectively, under the Bank's Deferred Compensation Plan paid in connection with the termination and cancellation of awards under the MRP.  See "Benefit Plan Restructuring."
(2) "Other Annual Compensation" represents directors' fees.
(3) All unvested awards under the MRP were subsequently cancelled pursuant to the Company's benefit plan restructuring. See "Benefit Plan Restructuring."
(4) "All Other Compensation" represents contributions to the individual's account under the ESOP.

Option/SAR Exercises and Year-End Value Table

    The following table sets forth information concerning the value of options held by the Chief Executive Officer at June 30, 1997.

                        Number of Securities         Value of Unexercised
                       Underlying Unexercised        In-the-Money Options
                     Options at Fiscal Year-End      at Fiscal Year-End (1)
Name                  Exercisable/Unexercisable    Exercisable/Unexercisable
----                 ---------------------------   -------------------------
William C. Jennings         16,077/64,308                 N/A (2)
_________
(1) Represents the difference between the fair market value of the underlying shares of Common Stock at fiscal year-end
    and the exercise price.
(2) The exercise price of Mr. Jennings' options ($9.48) per
    share) exceeded the fair market value of the Common Stock
    at June 30, 1997.


PENSION PLAN

    Effective July 1, 1994, the Bank adopted the FIRF Pension Trust (the "Pension Plan") for the benefit of all employees who are at least 21 years of age and have completed one year of service. A participant becomes fully vested after six years of service.

    The following table illustrates annual pension benefits at age 65 under the Pension Plan at various levels of compensation and years of service, assuming 100% vesting of benefits. All retirement benefits illustrated in the table below are without regard to any Social Security benefits to which a participant might be entitled.

                                         Years of Service
     Average            -----------------------------------------------
   Compensation            15        20       25         30        35
-----------------       -------    ------    ------   -------   ------
  $ 20,000              $ 3,750    $ 5,000  $ 6,250   $ 7,500   $ 8,750
    40,000                7,500     10,000   12,500    15,000    17,500
    60,000               11,250     15,000   18,750    22,500    26,250
    80,000               15,000     20,000   25,000    30,000    35,000
   100,000               18,750     25,000   31,250    37,500    43,750

    Participants in the Pension Plan will receive an annual benefit based on average salary and years of service at the time of retirement, which is not subject to offset for social security payments. Average salary for purposes of determining a participant's benefit consists of salary only, exclusive of overtime, bonuses and other special payments.
At June 30, 1997, Mr. Jennings had 34 years of credited service under the Pension Plan.

SELECTED BENEFIT PLANS AND ARRANGEMENTS

    Deferred Compensation Plan. In 1994, the Bank established the First Federal Savings Bank of Frankfort Deferred Compensation Plan (the "Deferred Compensation Plan") for the exclusive benefit of members of the Bank's Board of Directors and the President and Vice Presidents of the Bank. Pursuant to the terms of the Deferred Compensation Plan, directors may elect to defer the receipt of all or part of their future fees, and eligible officers may elect to defer receipt of their future compensation. Deferred amounts are credited to a bookkeeping account in the participant's name, which will also be credited quarterly with the investment return which would have resulted if such deferred amounts had been invested, based upon the participant's choice in either the Common Stock or the Bank's highest annual rate of interest on certificates of deposit, regardless of their term. Participants may cease future deferrals any time. The Bank contributes to the Deferred Compensation Plan on a quarterly basis.

    Employment Agreements. The Company and the Bank have entered into separate employment agreements (the "Employment Agreements") with William C. Jennings, Chairman of the Board and President of First Federal and of the Company; Danny A. Garland, Vice President and Secretary of First Federal and the Company; and Joyce H. Jennings, Vice President and Treasurer of First Federal and the Company (collectively, the "Executives"). In such capacities, the Executives are responsible for overseeing all operations of First Federal and the Company, and for implementing the policies adopted by the Boards of Directors of the Company and the Bank. The Boards believe that the Employment Agreements assure fair treatment of the Executives in relation to their careers with the Company and First Federal by assuring them of some financial security.

    The Employment Agreements became effective on the date of completion of the conversion of the Bank to stock form and provide for a term of three years, with an annual base salary for Mr. Jennings, Mr. Garland and Ms. Jennings equal to $80,000, $65,000 and $55,000, respectively. On each anniversary date from the date of commencement of the Employment Agreements, the term of employment will be extended for an additional one-year period beyond the then-effective expiration date, upon a determination by the Boards of Directors that the performance
of the Executive has met the required performance standards and that such Employment Agreement should be extended. The Employment Agreements provide the Executives with a salary review by the Board of Directors not less often than annually, as well as with inclusion in any discretionary bonus plans, retirement and medical plans, customary fringe benefits and vacation and sick leave and reimbursement for reasonable out-of-pocket expenses. Each Employment Agreement will terminate upon death or disability, and is terminable by First Federal for "just cause" as defined in the Employment Agreement. In the event of termination for just cause, no severance benefits are available. If the Company or First Federal terminates an Executive without just cause, he or she will be entitled to a continuation of his salary and benefits from the date of termination through the remaining term of his or her Employment Agreement plus an additional 12-month period. If an Employment Agreement is terminated due to the Executive's "disability" (as defined in the Employment Agreement), he or she will be entitled to a continuation of his or her salary and benefits for the period preceding such termination of employment. In the event of an Executive's death during the term of his or her Employment Agreement, his or her estate will be entitled to receive his or her salary through the end of the month of the Executive's death. Severance benefits payable to the Executive or to his or her estate will be paid in a lump sum or in installments, as he or she (or his or her estate) elects. An Executive is able to voluntarily terminate his or her Employment Agreement by providing 60 days' written notice to the Boards of Directors of First Federal and the Company, in which case he or she is entitled to receive only his or her compensation, vested rights and benefits up to the date of termination.

    Each Employment Agreement contains provisions stating that in the event of the Executive's involuntary termination of employment in connection with, or within one year after, any change in control of First Federal or the Company, other than for "just cause," the Executive will be paid within 10 days of such termination an amount equal to the difference between (i)
2.99 times his "base amount," as defined in Section 280G(b)(3) of the Internal Revenue Code, and (ii) the sum of any other parachute payments, as defined under Section 280G(b)(2) of the Internal Revenue Code, that he or she receives on account of the change in control. "Control" generally refers to the acquisition, by any person or entity, of the ownership or power to vote more than 25% of First Federal's or Company's voting stock, the control of the election of a majority of First Federal's or the Company's directors, or the exercise of a controlling influence over the management or policies of First Federal or the Company. In addition, under the Employment Agreements, a change in control occurs when, during any consecutive two-year period, directors of the Company or First Federal at the beginning of such period cease to constitute two-thirds of the Board of Directors of the Company or First Federal, unless the election of replacement directors was approved by a two-thirds vote of the initial directors then in office. The Employment Agreements with First Federal provide that within five business days of a change in control, First Federal shall fund, or cause to be funded, a trust in the amount of 2.99 times his or her base amount, that will be used to pay the Executive amounts owed to him or her upon termination other than for just cause within one year of the change in control. The amount to be paid to each Executive from this trust upon his or her termination is determined according to the procedures outlined in the Employment Agreements with First Federal, and any money not paid to the Executive is returned to First Federal. The Employment Agreements also provide for a similar lump sum payment to be made in the event of an Executive's voluntary termination of employment within one year following a change in control, upon the occurrence, or within 90 days thereafter, of certain specified events following the change in control, which have not been consented to in writing by the Executive, including (i) the requirement that he or she perform his or her principal executive functions more than 35 miles from First Federal's current primary office, (ii) a reduction in his or her base compensation as then in effect,
(iii) the failure of the Company or First Federal to maintain existing or substantially similar employee benefit plans, including material vacation, fringe benefits, stock option and retirement plans, (iv) the assignment to an Executive of duties and responsibilities which are other than those normally associated with his or her position with First Federal, (v) a material reduction in his or her authority and responsibility, and (vi) in the case of Mr. Jennings and Mr. Garland, the failure to re-elect them to the Company's or First Federal's Board of Directors. The aggregate payments that would be made to Mr. Jennings, Mr. Garland and Ms. Jennings assuming their termination of employment under the foregoing circumstances at June 30, 1997 would have been approximately $241,675, $198,767 and $163,865, respectively. These provisions may have an anti-takeover effect by making it more expensive for a potential acquiror to obtain control of the Company. Under the terms of the Employment Agreements, in the event that an Executive prevails over the Company and First Federal in a legal dispute as to his or her Employment Agreement, he or she will be reimbursed for his or her legal and other expenses.

________________________________________________________________
                     DIRECTORS' COMPENSATION
________________________________________________________________

    Fees. The Bank's directors receive fees of $600 per month and $100 per meeting for certain committee meetings. Directors do not receive separate compensation for service on the Board of Directors of the Bank.

    In connection with the termination and cancellation of awards under the MRP pursuant to the Company's benefit plan restructuring (see "Benefit Plan Restructuring"), amounts were credited to each director's individual account under the Deferred Compensation Plan. The accounts of Directors Cotton, Eddins, Johnson, McGrath and Regan were each credited $48,000; the account of Danny Garland was credited $163,000; the account of William Jennings was credited $172,000; and the account of Director Davenport, who was appointed to the Board after adoption of the MRP, was credited $11,500. Each director will be entitled to receive the balance of his account according to his individually determined payment schedule.

________________________________________________________________
                   TRANSACTIONS WITH MANAGEMENT
________________________________________________________________

    Director William M. Johnson received fees for services rendered as the Bank's attorney in the amount of $15,935 for fiscal year 1997.

    The Bank offers loans to its directors, officers, and employees. These loans currently are made in the ordinary course of business with the same collateral, interest rates and underwriting criteria as those of comparable transactions prevailing at the time and to not involve more than the normal risk of collectibility or present other unfavorable features.

________________________________________________________________
                   STOCK PERFORMANCE GRAPH
________________________________________________________________

    The graph and table which follow show the cumulative total return on the Common Stock since the commencement of trading or the Common Stock on July 10, 1995 compared with the cumulative total return of (i) the Nasdaq Stock Market Index -- U.S.; and
(ii) the Nasdaq Stock Market Bank Index. Cumulative total return on the stock or the index equals the total increase in value since July 10, 1995, assuming reinvestment of all dividends paid on the stock or the index, respectively. The graph and table were prepared assuming that $100 was invested at the closing price on July 10, 1995 in the Common Stock and in each of the indices. The shareholder returns shown on the performance graph are not necessarily indicative of the future performance of the Common Stock or of any particular index.

                        [TO BE COMPLETED]

       Line graph appears here depicting the cumulative total shareholder return of $100 invested in the Common Stock as compared to $100 invested in the U.S. NASDAQ Market Index and the NASDAQ Stock Market Bank Index. Line graph begins at June 30, 1991 and plots the cumulative total return at July 10, 1995 and June 30, 1996 and 1997. Plot points are provided below.



                                  7/10/95   6/30/96    6/30/97
                                  -------   -------    -------
Frankfort First Bancorp, Inc.      100       164
Nasdaq Stock Market Index - U.S.   100       123
Nasdaq Stock Market Bank Index     100       127


________________________________________________________________
    PROPOSAL II -- APPROVAL OF ONE-FOR-TWO REVERSE STOCK SPLIT
________________________________________________________________

    In June 1997, in connection with the benefit plan restructuring (see "Benefit Plan Restructuring" herein) and the associated $4.00 special dividend , the Company's Board of Directors approved a one-for-two reverse stock split, subject to stockholder approval at the Meeting. The principal effect of the reverse stock split will be to reduce the number of issued and outstanding shares of Common Stock from 3,279,952 to 1,639,976.

    The purpose of the stock split is to offset the effect on the market price of the Common Stock of the $4.00
special dividend paid by the Company on June 24, 1997.   As is
common with payment of a special capital distribution of this kind, the market price of the Common Stock has declined to adjust to the reduced book value of the Common
Stock resulting from the special dividend, from $12.125 immediately following the June 17, 1997 record date for the dividend to an average of $8.80 for the 30 day period following payment of the dividend on June 24, 1997. As of September 30, 1997, the closing price of the Common Stock as reported on the NASDAQ National Market was $____ per share. The Company believes that the current market price of the Common Stock may impair the acceptability of the Common Stock to certain institutional investors and other members of the investing public, since certain investors view low-priced stock as unattractive or, as a matter of policy, are precluded from purchasing it because of the greater trading volatility sometimes associated with it. The Board of Directors therefore views the reverse stock split as a means of improving the marketability of the Common Stock by reducing the number of shares outstanding and thus increasing its share market price. There can be no assurance, however, that the reverse stock split will in fact favorably affect the per share market price of the Common Stock or that the marketability of the Common Stock will improve as a result.

    If the reverse stock split is approved and implemented, each two shares of Common Stock will be automatically reclassified into one share of Common Stock without any further action on the part of the Company's shareholders. Thus, a stockholder currently owning 100 shares could expect to receive 50 shares. Shareholders entitled to receive fractional shares as a result of the reverse stock split will instead receive cash. The Company had 3,279,952 shares of Common Stock outstanding at September 30, 1997. Assuming no change in the number of outstanding shares prior to the approval of the reverse stock split, the currently outstanding shares of Common Stock will be converted into approximately 1,639,976 shares of reclassified Common Stock. The Company's Certificate of Incorporation will also be amended to change the authorized Common Stock of the Company from 7,500,000 shares to 3,750,000 shares of reclassified Common Stock that will be authorized after the reverse stock split. A shareholder's vote in favor of the reverse stock split will also constitute a vote in favor of the related amendment to the Company's Certificate of Incorporation.

    Approval of the reverse stock split and the related amendment to the Certificate of Incorporation requires the affirmative vote of a majority of the outstanding shares of Common Stock outstanding entitled to vote at the Annual
Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE
REVERSE STOCK SPLIT AND THE RELATED AMENDMENT TO THE CERTIFICATE
OF INCORPORATION.


________________________________________________________________
              RELATIONSHIP WITH INDEPENDENT AUDITORS
________________________________________________________________

    Butler & Associates, P.S.C. was the Company's independent certified public accountant for the 1995 fiscal year. On March 27, 1996, the Company, with the approval of the Board of Directors, decided to dismiss Butler & Associates, P.S.C., and to engage Grant Thornton LLP. Butler & Associates, P.S.C. served as the Company's independent public auditors from 1987 through the fiscal period ended June 30, 1995. The Board of Directors' decision to engage Grant

Thornton LLP was based on the resources of that firm's community-based financial institution practice. Butler & Associates, P.S.C.'s reports on the financial statements of the Company for the fiscal years 1994 and 1995 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. There have not been any disagreements between the Company and Butler & Associates, P.S.C. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Butler & Associates, P.S.C., would have caused it to make reference to the subject matter of such disagreement in connection with its report.

    Grant Thornton LLP were the Corporation's independent certified public auditors for the fiscal year ended June
30, 1997. The Board of Directors presently intends to renew the Corporation's arrangement with Grant Thornton LLP to be its independent certified public auditors for the 1998 fiscal year. A representative of Grant Thornton LLP is expected to be present at the Meeting to respond to appropriate questions and to make a statement, if so desired.

________________________________________________________________
    SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
________________________________________________________________

    Pursuant to regulations promulgated under the Exchange Act, the Company's officers, directors and persons who own more than ten percent of the outstanding Common Stock are required to file reports detailing their ownership and changes of ownership in such Common Stock, and to furnish the Company with copies of all such reports. Based solely on its review of the copies of such reports received during the past fiscal year or with respect to the past fiscal year, the Company believes that, during the fiscal year ended June 30, 1997, all of its officers, directors and stockholders owning in excess of 10% of the Company's outstanding Common Stock complied with these requirements, except that each director and Officers Danny Garland and Joyce Jennings inadvertently failed to file timely one report covering two transactions.

________________________________________________________________
                          OTHER MATTERS
________________________________________________________________

    The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the determination of the Board of Directors.

________________________________________________________________
                          MISCELLANEOUS
________________________________________________________________

    The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation.

    The Company's Annual Report to Stockholders, including financial statements, is being mailed to all stockholders of record as of the Record Date. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing to the Secretary of the Company. Such Annual Report is not to be treated as a part of the proxy solicitation material or as having been incorporated herein by reference.

________________________________________________________________
                      STOCKHOLDER PROPOSALS
________________________________________________________________

    In order to be eligible to be considered for inclusion in the Company's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's executive office at 216 W. Main Street, Frankfort, Kentucky 40602, no later than June 12, 1998. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Exchange Act.


                        BY ORDER OF THE BOARD OF DIRECTORS



                        DANNY A. GARLAND
                        SECRETARY
Frankfort, Kentucky
October 10, 1997
________________________________________________________________
                            FORM 10-K
________________________________________________________________

       A COPY OF THE COMPANY'S FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 1997 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE SECRETARY, FRANKFORT FIRST BANCORP, INC., 216 W. MAIN STREET, FRANKFORT, KENTUCKY 40602.
________________________________________________________________


                         REVOCABLE PROXY
                  FRANKFORT FIRST BANCORP, INC.
                       FRANKFORT, KENTUCKY

________________________________________________________________
                  ANNUAL MEETING OF STOCKHOLDERS
                        November 11, 1997
________________________________________________________________

       The undersigned hereby appoints C. Michael Davenport, David G. Eddins and Charles A. Cotton III, with full powers of substitution, to act as proxies for the undersigned, to vote all shares of common stock of Frankfort First Bancorp, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting"), to be held at the main office of First Federal Savings Bank of Frankfort, 216 West Main Street, Frankfort, Kentucky, on Tuesday, November 11, 1997 at 4:30 p.m., local time, and at any and all adjournments thereof, as follows:
                                                        VOTE
                                            FOR        WITHHELD
                                            ---        --------


     I. The election as directors of all
        nominees listed below (except as
        marked to the contrary below).     [   ]        [   ]

        William M. Johnson
        Frank McGrath
        Herman D. Regan, Jr.

        INSTRUCTION:  TO WITHHOLD YOUR VOTE
        FOR ANY INDIVIDUAL NOMINEE, INSERT THAT
        NOMINEE'S NAME ON THE LINE PROVIDED BELOW.

        _________________

                                              FOR       AGAINST    ABSTAIN
                                              ---       -------    -------
    II. Approval of a one-for-two reverse
        stock split, including approval of
        an amendment to the Company's
        Certificate of Incorporation
        reflecting the reverse stock split.   [  ]      [  ]       [  ]

       The Board of Directors recommends a vote "FOR" the nominees and the foregoing proposal.
________________________________________________________________
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES FOR DIRECTOR AND FOR THE PROPOSAL LISTED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL
BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE DETERMINATION OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING. THIS PROXY CONFERS DISCRETIONARY AUTHORITY ON THE HOLDERS THEREOF TO VOTE WITH RESPECT TO THE ELECTION OF ANY PERSON AS DIRECTOR WHERE THE NOMINEE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE AND MATTERS INCIDENT TO THE CONDUCT OF THE MEETING.
________________________________________________________________

        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

       Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

       The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual
Meeting of Stockholders, a proxy statement dated October 10, 1997 and an annual report.

Dated: _______________________, 1997


__________________________           __________________________
PRINT NAME OF STOCKHOLDER            PRINT NAME OF STOCKHOLDER


__________________________           __________________________
SIGNATURE OF STOCKHOLDER             SIGNATURE OF STOCKHOLDER



Please sign exactly as your name appears above. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.



________________________________________________________________
PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE
ENCLOSED POSTAGE-PREPAID ENVELOPE.
________________________________________________________________